UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 04, 2025

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2025 (the “Amendment Effective Date”), Neogen Corporation (the "Company"), Neogen Food Safety Corporation (the “Company,” and together with Parent, the “Borrowers”) and certain subsidiaries of the Company entered into the Amendment No. 1 and Refinancing Amendment to Credit Agreement (the “Refinancing Amendment”), which amended the existing credit agreement, dated June 30, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment Effective Date, the “Existing Credit Agreement” and as amended by the Refinancing Amendment, the “Amended Credit Agreement”).

The Refinancing Amendment, among other things, provides for (i) a new tranche of senior secured term loans in an aggregate principal amount of $450.0 million (the “2025 Term Loans”) and (ii) a revolving credit facility in an aggregate principal amount of $250.0 million, against which $100.0 million has been drawn (the “2025 Revolving Facility” and the revolving loans made thereunder, the “2025 Revolving Loans”, and the 2025 Revolving Loans together with the 2025 Term Loans, the “2025 Loans”). The proceeds from the 2025 Loans borrowed on the Amendment Effective Date were used to refinance in full all outstanding term loans under the Existing Credit Agreement. The 2025 Term Loans will mature on April 4, 2030. The 2025 Revolving Facility will terminate on the earlier of April 4, 2030 or the date on which the revolving commitments under the 2025 Revolving Facility are terminated.

The 2025 Loans under the Refinancing Amendment bear interest, with pricing based from time to time, at the Company’s election, at (i) the Adjusted Term SOFR Rate (as defined in the Amended Credit Agreement) plus a spread that ranges from 1.375% to 1.75% per annum based on the Company’s Total Leverage Ratio (as defined in the Amended Credit Agreement), (ii) the Adjusted Daily Simple SOFR (as defined in the Amended Credit Agreement) plus a spread that ranges from 1.375% to 1.75% per annum based on the Company’s Total Leverage Ratio or (iii) the Alternate Base Rate (as defined in the Amended Credit Agreement) plus a spread that ranges from 0.375% to 0.75% per annum based on the Company’s Total Leverage Ratio. The 2025 Term Loans will amortize at a rate of 5.00% per annum, payable in equal quarterly installments beginning on December 31, 2025.

This description of the Refinancing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Refinancing Amendment, which is attached as Exhibit 10.1 and incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On April 7, 2025, the Company issued a press release announcing the effectiveness of the Refinancing Amendment. The full text of the press release is attached as Exhibit 99.1 and is incorporated by reference. The information contained in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 attached to this report, is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such information will not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Refinancing Agreement

99.1	Press Release dated April 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	April 7, 2025	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin Title: Chief Legal & Compliance Officer, Corporate Secretary